UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                Date of report (Date of earliest event reported):
                                  June 23, 1998





                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)




         Illinois                       1-3672                   37-0211380
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)





               607 East Adams Street, Springfield, Illinois 62739
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (217) 523-3600

ITEM 4.  Changes in Registrant's Certifying Accountants

     On June 12, 1998, the Board of Directors of the Registrant's parent, Ameren Corporation ("Ameren"), approved the recommendation of the Board's Auditing Committee and appointed Price Waterhouse LLP as auditors for the year 1998. Ameren is the holding company which emerged from the merger of Union Electric Company and Registrant's former parent, CIPSCO Incorporated.

     Ameren's appointment of Price Waterhouse LLP also covers auditing services for Ameren's subsidiaries, which means that Registrant's previous certifying accountant, Arthur Andersen LLP ("Andersen"), has, in effect, been dismissed.

     Andersen's report of the Registrant's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during such period, and through the date of dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Also, there was no occurrence of any kind of event set out in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          The following exhibit is filed herewith:

          16. Letter dated June 23, 1998 from Arthur Andersen LLP, in accordance with subparagraph (a)(3) of Item 304 of Regulation S-K.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                                                      (Registrant)


                                              By  /s/ James C. Thompson
                                                 --------------------------
                                                      James C. Thompson
                                                      Assistant Secretary

Date:  June 23, 1998

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